                                            Registration No. 333-________
                                            Filed April 14, 1997

                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                    ---------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                          FORT THOMAS FINANCIAL CORPORATION
     ------------------------------------------------------------------------
     (Exact Name of Registrant as specified in its Articles of Incorporation)


              Ohio                                    61-1278396
    ------------------------                ---------------------------------
    (State of incorporation)                (IRS Employer Identification No.)


                             25 North Fort Thomas Avenue
                            Fort Thomas, Kentucky  41075
             ------------------------------------------------------------
             (Address of principal executive offices, including zip code)


                          1996 DIRECTORS' STOCK OPTION PLAN
                     1996 KEY EMPLOYEE STOCK COMPENSATION PROGRAM
              ----------------------------------------------------------
                               (Full Title of the Plan)



                                         Copies to:
Larry N. Hatfield                        Kevin M. Houlihan, Esq.
President and Chief Executive Officer    Elias, Matz, Tiernan & Herrick L.L.P.
Fort Thomas Financial Corporation        734 15th Street, N.W.
25 North Fort Thomas Avenue              Washington, D.C.  20005
Fort Thomas, Kentucky  41075             (202) 347-0300
(606) 441-3302
--------------------------------------
(Name, address, and telephone number
 of agent for service)


                                  Page 1 of 38 pages
                       Index to Exhibits is located on page 7.

                           CALCULATION OF REGISTRATION FEE



        Title of                                         Proposed         Proposed
       Securities                                        Maximum           Maximum           Amount of
         to be                  Amount to be          Offering Price      Aggregate        Registration
       Registered               Registered(1)            Per Share     Offering Price           Fee
       ----------               -------------         --------------   --------------      ------------
Common Stock, par
  value $0.01 per share           78,688(2)               $8.34 (3)       $656,258            $198.65

Common Stock, par
  value $0.01 per share           47,214(2)              $10.69(4)        $504,718            $152.93

Common Stock, par
  value $0.01 per share           31,476(5)               $8.34(6)        $262,510             $79.54
                                 ----------                             ----------            --------
Total                            157,378                  $9.05         $1,423,486            $431.32
                                 ----------              ----------     ----------            --------
                                 ----------              ----------     ----------            --------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Fort Thomas Financial Corporation (the "Company" or "Registrant") 1996 Key Employee Stock Compensation Program ("1996 Program") and the 1996 Directors' Stock Option Plan ("Directors' Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of the Company.

(2) Represents a portion of the 125,902 shares currently reserved for issuance pursuant to the 1996 Program.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the 1996 Program is $8.34 per share, the weighted average exercise price for the options which are outstanding under the 1996 Program as of the date hereof.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share for the 47,214 shares for which stock options have not been granted under the 1996 Program is equal to the average of the high and low ($10.625 and $10.75, respectively) prices of the Common Stock of the Company on April 8, 1997 on the National Association of Securities Dealers Automated Quotation ("Nasdaq") SmallCap Market.

(5) Represents the 31,476 shares issued pursuant to the Directors' Plan.

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(6) Estimated solely for the purposes of calculating the registration fee, which has been calculated pursuant to Rule 457(h)(1) promulgated under the Securities Act. The Proposed Maximum Offering Price Per Share with respect to which stock options have been granted under the Directors' Plan is $8.34 per share, the weighted average exercise price for the options which are outstanding under the Directors' Plan as of the date hereof.

                              __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1996;

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Company's Annual Report on Form 10-K for the year ended September 30, 1996 through the date of this filing;

         (c)  The description of the Common Stock of the Company contained in
    Item 1 in the Company's Registration Statement on Form 8-A (File No. 0-26242) filed with the Commission on June 14, 1995; and

         (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

    Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item. 5. Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    In accordance with the Revised Code of Ohio, Article VII of the Registrant's Amended and Restated Articles of Incorporation provides as follows:

                            Article VII.  Indemnification

    By resolution adopted by the directors in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio or its successor, the Corporation shall indemnify or agree to indemnify:

         1. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful; and

         2. Any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

              a. Any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the

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    Corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; and

              b. Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Revised Code of Ohio.

         3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (1) and (2) of this
    Article VII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

         4. Any indemnification under subsections (1) and (2) of this Article VII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this Article VII. Such determination shall be made by the directors of the Corporation in the manner set forth in division (E) of Section 1701.13 of the Revised Code of Ohio.

Item 7.  Exemption from Registration Claimed.

    Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.  Exhibit                                     Page No.
    ---  -------                                     --------
    4    Common Stock Certificate*

    5    Opinion of Elias, Matz, Tiernan & Herrick
         L.L.P. as to the legality of the securities    E-1

    23.1 Consent of Elias, Matz, Tiernan & Herrick
         L.L.P. (contained in the opinion included as Exhibit 5)

    23.2 Consent of VonLehman & Company Inc.            E-4

    24   Power of attorney for any subsequent
         amendments is located in the signature pages

    99.1 1996 Directors' Stock Option Plan              E-6

    99.2 1996 Key Employee Stock Compensation Program   E-15

---------------------

* Incorporated by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1995 (Commission File No. 0-26242) filed by the Company with the Commission on December 28, 1995.

Item 9.  Undertakings.

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses
(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Thomas, Commonwealth of Kentucky on April 7, 1997.

                                      FORT THOMAS FINANCIAL CORPORATION



                                      By:  /s/Larry N. Hatfield
                                          ------------------------------
                                          Larry N. Hatfield
                                          President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Larry N. Hatfield his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


/s/Larry N. Hatfield
--------------------------------                           April 7, 1997
Larry N. Hatfield
President and Chief Executive Officer
(Principal Executive Officer)

/s/Robert L. Grimm
--------------------------------                           April 7, 1997
Robert L. Grimm
Chairman of the Board

/s/Harold A. Luersen
--------------------------------                           April 7, 1997
Harold A. Luersen
Director

/s/Don J. Beckmeyer
-------------------------------                            April 7, 1997
Don J. Beckmeyer
Director

/s/J. Steven McLane
-------------------------------                            April 7, 1997
J. Steven McLane
Director

/s/J. Michael Lonnemann
-------------------------------                            April 7, 1997
J. Michael Lonnemann
Vice President and Secretary
(Principal accounting officer)